Exhibit 10.4

EXECUTION COPY

JOINDER AGREEMENT

TO THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

OF

HAWKER BEECHCRAFT, INC.

This Joinder Agreement (the “Joinder Agreement”) dated as of this      day of                          , to the Shareholders Agreement (as defined below) is by and between

(the “Employee”) and Hawker Beechcraft, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to that certain Subscription Agreement between the Employee and the Company dated as of                          ,              (the “Stock Purchase Agreement”), the Employee has agreed to purchase                                  shares of common stock of the Company, par value $.01 per share (the “Common Stock”);

WHEREAS, in connection with the Employee’s initial purchase of shares of Common Stock pursuant to the Subscription Agreement, the Company deems it reasonably necessary and desirable for the Employee to execute and deliver to the Company an agreement pursuant to which the Employee agrees to be bound by the terms of the Amended and Restated Shareholders Agreement, dated May 3, 2007 (the “Shareholders Agreement”) by and among the Company, GSCP, Onex and the Management Shareholders, and the Employee shall thereafter be deemed to be a Management Shareholder for purposes of the Shareholders Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Party to the Agreement. The parties hereto agree that the Employee is hereby made a party to the Shareholders Agreement as a Management Shareholder and the Employee hereby agrees to become a party to the Shareholders Agreement and to be bound by, and subject to, all of the representations, covenants, terms and conditions of the Shareholders Agreement that are applicable to a Management Shareholder; provided, however, that for purposes of Section 6.2 of the Shareholders Agreement, (i) the Employee’s Put Equity Securities shall include only those                      shares purchased pursuant to the Subscription Agreement, (ii) the Employee’s Equity Put Option shall not apply upon retirement, and (iii) the Employee’s Put Equity Securities and Equity Put Option shall terminate upon an Initial Public Offering. Execution and delivery of this Joinder Agreement by the Employee shall also constitute execution and delivery by the Employee of the Shareholders Agreement, without further action of any party.

Section 2. Defined Terms. Capitalized terms not defined herein shall have the meanings set forth in the Shareholders Agreement unless otherwise noted.

Section 3. Governing Law. This Joinder Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

Section 4. Effective Date. This Joinder Agreement is effective as of                      ,             .

Section 5. Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Joinder Agreement as of the date first above written.

(Employee)

HAWKER BEECHCRAFT, INC.

By:
Name:
Title:

Signature Page to Joinder Agreement